Exhibit 99.1

PRESS RELEASE

VCG Holding Corp (ticker: PTT, exchange: AMEX) News Release

February 3, 2006

VCG Holding Corp Reports Growth of Its January 2006 Nightclub Revenues by 3.1% over January 2005

DENVER—(BUSINESS WIRE)—February 3, 2006—VCG Holding Corp. (AMEX: PTT), (“VCG”), a leading owner, operator and consolidator of adult nightclubs, today reported that its consolidated nightclub revenues increased by 3.1% in January 2006 to $1,179,271, as compared to $1,143,530 in January 2005. The VCG’s consolidated same store sales comparisons were mixed for the period, as compared to the same period in 2005. Sales in January 2006 for the club in St. Louis were neutral, the club in Indianapolis and the Penthouse Denver were down 3.8% and 4.5% respectively, Penthouse Phoenix was down 41.3%, two clubs in Denver, Diamond Cabaret and Centerfolds, were up 39.2% and 12.1% respectively as compared to the same period in 2005 We believe that a number of factors influence these sales numbers. The clubs in St Louis, Penthouse Denver and Indianapolis are mature clubs that have small changes in sales numbers. The Penthouse Phoenix sales are down due to competing with grand opening numbers in late 2004 and early 2005. The increases in the Denver clubs are due to a number of factors. The Diamond Cabaret has Tabu club that was not open in 2005, the Denver Convention Center that reopened in 2005, and the opening of a convention center hotel one block from the club in late December 2005. Centerfolds continues to grow as it is only two years old and the club continues to mature.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns six adult nightclubs, one upscale dance lounge and operates seven other adult nightclubs under management agreements. The owned and managed clubs are located in Indianapolis, St. Louis, Denver, Phoenix, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB/A for 2004, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications, and amendments thereto The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corp.

Troy H. Lowrie, CEO, 303-934-2424, tlowrie@vcgh.com, or

Micheal Ocello, President, 303-934-2424, mocello@vcgh.com, or

Donald W Prosser, CFO, 303-934-2424, dprosser@vcgh.com.